Exhibit 5.2

January 7, 2014

Aviv REIT, Inc.

303 West Madison Street, Suite 2400

Chicago, Illinois 60606

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Aviv REIT, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of (1) the following securities having an aggregate initial offering price of up to $1,000,000,000 (collectively, the “Primary Securities”): (a) shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company; (b) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), of the Company; (c) debt securities (the “Debt Securities”) of Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), and Aviv Healthcare Capital Corporation, a Delaware corporation; (d) guarantees of the Debt Securities (the “Guarantee”) by the Company and the Subsidiary Guarantors (as defined in the Registration Statement, as defined below); (e) rights to purchase Common Stock or Preferred Stock (the “Rights”); (f) warrants representing rights to purchase Common Stock or Preferred Stock (the “Warrants”); and (g) units comprised of any combination of the foregoing Securities (the “Units”), and (2) up to 5,450,576 shares of Common Stock (the “Secondary Securities” and, together with the Primary Securities, the “Securities”) to be sold by the selling stockholders (the “Selling Stockholders”) named in the Registration Statement (as defined below) or one or more supplements to the Prospectus (as defined below), in each case as set forth in the Prospectus, as supplemented by one or more supplements to the Prospectus. The Company issued certain of the Secondary Securities upon the exchange of units of limited partnership interest in the Partnership (the “Exchanged Units”). The Company may issue other Secondary Securities (such Secondary Securities, the “Exchange Secondary Securities”) upon the exchange of currently outstanding units of limited partnership interest (the “Outstanding Units” and, together with the Exchanged Units, the “OP Units”) in the Partnership.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The above-referenced Registration Statement (the “Registration Statement”) and all amendments thereto, including the form of prospectus included therein (the “Prospectus”), substantially in the form transmitted to the Securities and Exchange Commission (the “Commission”) for filing under the Securities Act of 1933, as amended (the “1933 Act”);

Aviv REIT, Inc.

January 7, 2014

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6. The Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 26, 2013 (the “Partnership Agreement”), certified as of the date hereof by an officer of the Company;

7. A certificate executed by an officer of the Company, dated as of the date hereof; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Aviv REIT, Inc.

January 7, 2014

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents (other than representations, warranties, statements and information constituting conclusions of law on matters on which we opine) are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Before the issuance of any Primary Securities, the issuance of, and certain terms of, such Primary Securities will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with and not in violation of the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions, and before the issuance of any Primary Securities that are shares of Preferred Stock (the “Preferred Securities”), Articles Supplementary designating and fixing the number of shares and the terms of such class or series of Preferred Stock will be filed with and accepted for record by the SDAT (such approval and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).

6. Upon the issuance of any Primary Securities that are shares of Common Stock (“Common Securities”), including Common Securities which may be issued upon the conversion or exercise of any other Primary Securities convertible into or exercisable for Common Securities or any Exchange Secondary Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7. Upon the issuance of Preferred Securities of any class or series, including Preferred Securities that may be issued upon conversion or exercise of any other Primary Securities convertible into or exercisable for such Preferred Securities, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

8. None of the Secondary Securities other than the Exchange Secondary Securities (such Secondary Securities, the “Outstanding Secondary Securities”) have been, and none of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article VII of the Charter or any comparable provision in the Articles Supplementary creating any class or series of Preferred Securities.

Aviv REIT, Inc.

January 7, 2014

9. Any Primary Securities convertible into or exercisable for any other Primary Securities will be duly converted or exercised in accordance with their terms.

10. All of the OP Units were duly authorized and validly issued by the Partnership in accordance with the Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act. Any Outstanding Units exchanged for Exchange Secondary Securities will be tendered for redemption and exchanged for such Exchange Secondary Securities in accordance with the Partnership Agreement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon the completion of all Corporate Proceedings relating to Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Corporate Proceedings relating to Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4. Upon the completion of all Corporate Proceedings relating to the Securities that are Guarantees, the issuance of the Guarantees will be duly authorized.

5. Upon the completion of all Corporate Proceedings relating to the Securities that are Rights, the issuance of the Rights will be duly authorized.

6. Upon the completion of all Corporate Proceedings relating to the Securities that are Warrants, the issuance of the Warrants will be duly authorized.

Aviv REIT, Inc.

January 7, 2014

7. Upon the completion of all Corporate Proceedings relating to the Securities that are Units, the issuance of the Units will be duly authorized.

8. The Outstanding Secondary Securities are duly authorized, validly issued, fully paid and nonassessable.

9. The issuance of the Exchange Secondary Securities has been duly authorized and, upon the issuance thereof in accordance with the Partnership Agreement, the Resolutions and any other resolutions of the Board or any duly authorized committee of the Board with respect thereto, the Exchange Secondary Securities will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP